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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                        ENTERPRISE PRODUCTS PARTNERS L.P.

                             9,800,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT


Lehman Brothers Inc.                                             October 2, 2002
Goldman, Sachs & Co.
UBS Warburg LLC
RBC Dain Rauscher Inc.
Wachovia Securities, Inc.
McDonald Investments Inc.
Raymond James & Associates Inc.
Sanders Morris Harris Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs:

                  Enterprise Partners L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the several Underwriters named in
Schedule 1 hereto (the "Underwriters") 9,800,000 Common Units (the "Firm Units"), each representing a limited partner interest in the Partnership (the "Common Units"). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 1,470,000 Common Units, on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units." Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

                  This is to confirm the agreement among Enterprise Products GP, LLC, a Delaware limited liability company (the "General Partner"), the Partnership and Enterprise Products Operating L.P., a Delaware limited partnership (the "Operating Partnership"), (collectively, the "Enterprise Parties") and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

                  1. Representations, Warranties and Agreements of the Enterprise Parties. Each of the Enterprise Parties represents and warrants to, and agrees with, each Underwriter that:

                  (a) Definitions. The Partnership and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file numbers 333-56082 and 333-56082-01), including a prospectus, relating to the Units and the Partnership has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus

Supplement") specifically relating to the Units pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement as amended at the date of the Underwriting Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Units, together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein (the "Incorporated Documents"). The terms "supplement," "amendment" and "amend" as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Agreement, "Effective Time" means the date and time the Registration Statement became effective.

                  (b) Effectiveness. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Enterprise Parties, threatened by the Commission.

                  (c) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) made by the Partnership in such documents, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they



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are filed, conform in all material respects to the requirements of the Exchange
Act and the rules and regulations of the Commission thereunder and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) Formation and Qualification of the Partnership. Each of the General Partner, the Partnership, the Operating Partnership and their respective subsidiaries listed on Schedule 2 hereto (collectively, the "Partnership Entities," and the subsidiaries listed on Schedule 2 hereto, the "Subsidiaries") has been duly formed and is validly existing in good standing under the laws of their respective jurisdictions of formation with all corporate, limited liability company or partnership power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged and, in the case of the General Partner, to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each Partnership Entity is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect") or subject the limited partners of the Partnership to any material liability or disability.

                  (e) Ownership of General Partner. EPC Partners II, Inc. owns 65% of the issued and outstanding membership interests in the General Partner; Dan Duncan LLC owns 5% of the issued and outstanding membership interests in the General Partner; and Shell US Gas & Power, an affiliate of Shell Oil Company, owns 30% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner; and each of EPC Partners II, Inc. and Dan Duncan LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, in each case other than liens in favor of Enterprise Products Company's lenders.

                  (f) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement)); such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (as the same may be amended and restated at the Closing Date, the "Partnership Agreement"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (g) Ownership of Operating Partnership. The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (as the same may be amended and restated at the Closing Date, the "Operating Partnership Agreement"); and the General Partner owns such general partner



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interest free and clear of all liens, encumbrances, security interests, equities, charges or claims. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

                  (h) Capitalization. As of the date hereof, the issued and outstanding limited partner interest of the Partnership consists of 131,894,766 Common Units, 10,000,000 Special Units and 32,114,804 Subordinated Units. All outstanding Common Units, Special Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully and (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus). Enterprise Products Company beneficially owns 80,308,802 Common Units and 32,114,804 Subordinated Units, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than liens in favor of Enterprise Products Company's lenders.

                  (i) Valid Issuance of Firm Units. At the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus).

                  (j) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument to which any Partnership Entity is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its Subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. Except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus. All action



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required to be taken by the Enterprise Parties or any of their partners or members for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

                  (k) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act, in the case of partnership interests, or Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act"), in the case of membership interests, and except as otherwise disclosed in the Prospectus), except that, for each Subsidiary of which the Operating Partnership and/or the Partnership owns 50% or less of the outstanding capital stock, partnership interests or membership interests, as the case may be, such representation and warranty is limited to the ownership interest set forth on Schedule 2 hereto. The Partnership and/or the Operating Partnership, as the case may be, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule 2 hereto free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer), security interest, restriction upon voting or any other claim of any third party. None of the Enterprise Parties has any subsidiaries other than as set forth on Schedule 2 hereto that, individually or in the aggregate, would be deemed to be a "significant subsidiary" as such term is defined in Rule 405 of the Act.

                  (l) Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

                  (m) Partnership Agreement. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (n) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Enterprise Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any



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court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or
(iv), would, individually or in the aggregate, have a Material Adverse Effect.

                  (o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Enterprise Parties or the consummation by the Enterprise Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and (ii) for such consents that have been, or prior to such Delivery Date will be, obtained.

                  (p) No Default. None of the Partnership Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

                  (q) Independent Public Accountants. The accountants, Deloitte & Touche LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are independent certified public accountants with respect to the Partnership and the General Partner as required by the Securities Act and the Rules and Regulations.

                  (r) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted) and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting



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principles consistently applied throughout the periods involved, except to the extent disclosed therein. The financial information contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Pro Forma Financial and Operating Data" are derived from the accounting records of the Partnership and its Subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained or incorporated by reference in the Registration Statement and the Prospectus has been prepared on a basis consistent with the historical financial statements contained or incorporated by reference in the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in the Prospectus. The other historical financial and statistical information and data included or incorporated by reference in the Prospectus are, in all material respects, fairly presented.

                  (s) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the completion of the distribution of the Units, will distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

                  (t) Conformity to Description of Units. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (u) Certain Transactions. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, or
(ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.

                  (v) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations.



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                  (w) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (1) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (2) could not reasonably be expected to have a Material Adverse Effect or (3) are described, and subject to the limitations contained, in the Prospectus.

                  (x) Right-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

                  (y) Permits. Each of the Partnership Entities has such material permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.

                  (z) Books and Records. Each of the Partnership and the Operating Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted



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only in accordance with management's general or specific authorization; and (D)
the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its Affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Prospectus which is not so described.

                  (bb) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                  (cc) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

                  (dd) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (ee) No Labor Dispute. Except as disclosed in the Prospectus, no labor dispute with the employees of the Partnership Entities that are engaged in the business of the Partnership exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

                  (ff) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.

                  (gg) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

                  (hh) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (ii) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Units or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

                  (jj) Other Sales. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Prospectus other than Common Units issued pursuant to employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Prospectus.

                  (kk) Form S-3. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (ll) Directed Unit Sales. None of the Directed Units (as defined in Section 5(l) below) distributed in connection with the Directed Unit Program (as defined in Section 5(l) below) will be offered or sold outside of the United States.

                  2. Purchase of the Units. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 9,800,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in
Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as Lehman Brothers Inc. may determine.

                  In addition, the Partnership grants to the Underwriters an option to purchase up to 1,470,000 Option Units. Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by Lehman Brothers Inc. so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts.

                  The price of both the Firm Units (other than the Affiliate Units and the Directed Units) and any Option Units shall be $18.18 per Unit and the price of the Affiliate Units and the Directed Units (except as otherwise provided in Section 5(l)) shall be $18.99 per Unit.

                  The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

                  3. Offering of Units by the Underwriters. Upon authorization by Lehman Brothers Inc. of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P. at 9:00 A.M., Houston, Texas time, on October 8, 2002 or at such other date or place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to Lehman Brothers Inc. for the account of each Underwriter in book entry form through Full Fast Program of the facilities of The Depository Trust Company ("DTC") against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by Lehman Brothers Inc. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Lehman Brothers Inc., when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.

                  The date and time the Option Units are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

                  Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership) at 9:00 A.M., Houston, Texas time, on the Second Delivery Date. On the Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to Lehman Brothers Inc. for the account of each Underwriter in book entry form through the facilities of the DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter.

                  5. Further Agreements of the Enterprise Parties. Each of the Enterprise Parties covenants and agrees with each Underwriter:

                  (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (b) Signed Copies of Registration Statements. To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act ("Exchange Act Reports") subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units.

                  (d) Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                  (e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.

                  (f) Reports to Security Holders. As soon as practicable after the Effective Date, to make generally available to the Partnership's security holders an earnings statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

                  (g) Copies of Reports. For a period of two years following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

                  (i) Lock-up Period; Lock-up Letters. For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to: (A) the sale of Common Units by the Partnership to the Underwriters in connection with the public offering contemplated hereby or (B) Common Units to be issued by the Partnership to non-employee directors as described in the Prospectus or restricted units, phantom units and options issued under the Long-Term Incentive Plan of the Partnership. Enterprise Products Company, EPC Partners II, Inc., Enterprise Products 2000 Rabbi Trust, Enterprise Products 1998 Unit Option Trust, Enterprise Products 1999 Unit Option Trust and each executive officer and director of the General Partner shall furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit C hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including Directed Units) or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units (including Directed Units), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

                  (j) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

                  (k) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an "investment company" as defined in the Investment Company Act.

                  (l) Directed Unit Program. It is understood that up to 10,000 of the Firm Units (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to senior management of the Enterprise Parties ("Directed Unit Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Unit Program"). Under no circumstances will Lehman Brothers Inc. ("Lehman Brothers") or any Underwriter be liable to the Enterprise Parties or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby, in which case such Directed Units shall be purchased from the Partnership by the Underwriters at a price equal to the price of the Firm Units as set forth in Section 2. The Underwriters will receive no discount or commission on the Directed Units.

                  6. Expenses. The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; (k) expenses incurred by the Underwriters in connection with the Directed Unit Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the accuracy of the statements of the Enterprise Parties and the officers of the General Partner made in any certificates delivered pursuant hereto, to the performance by each of the Enterprise Parties of its obligations hereunder and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) None of the Underwriters shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel for the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A to this Agreement.

                  (e) Richard H. Bachmann, Esq., shall have furnished to the Underwriters his written opinion, as Chief Legal Officer of the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

                  (f) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the time of execution of this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (h) With respect to the letter or letters of Deloitte & Touche LLP and Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letters"), the Partnership shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) each confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) each stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) each confirming in all material respects the conclusions and findings set forth in the initial letters.

                  (i) The Partnership shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the chief executive officer and the chief financial officer of its general partner stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the Incorporated Documents, as of the date of the Prospectus and as of such Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of such Delivery Date, the representations and warranties of the Enterprise Parties in this Agreement are true and correct, the Enterprise Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such Delivery Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Partnership Entities, taken as a whole, or any change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations or business of the Partnership Entities, taken as a whole, except as set forth in the Prospectus.

                  (j) If any event shall have occurred on or prior to such Delivery Date that requires the Partnership under Section 5(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 5(e) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of such Delivery Date.

                  (k) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus; nor shall there have been a change in the partners' capital, members' interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, net worth or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any case under this
Section 7(k), is, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Delivery Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Delivery Date which would prevent the issuance or sale of the Units.

                  (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market or trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated by the Prospectus.

                  (n) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

                  (o) The Underwriters shall have received from each of O.S. Andras and EPC Partners II, Inc. a letter agreement in the form of Exhibit E hereto; provided, however, that notwithstanding anything to the contrary in this Agreement, (a) if EPC Partners II, Inc. does not purchase 1,300,000 Affiliate Units as set forth on Exhibit D hereto, the number of Firm Units that the Underwriters shall be obligated to purchase from the Partnership shall be reduced by 1,300,000 and all references to the Firm Units in this Agreement shall refer to such lesser number of Common Units; and (b) if O.S. Andras does not purchase 500,000 Affiliate Units as set forth on Exhibit D hereto, the number of Firm Units that the Underwriters shall be obligated to purchase from the Partnership shall be reduced by 500,000 and all references to the Firm Units in this Agreement shall refer to such lesser number of Common Units.

                  All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

                  8. Indemnification and Contribution.

                  (a) Each of the Enterprise Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) any written or electronically produced materials or information electronically provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Common Units ("Marketing Materials") including any road show or investor presentations made to investors by the Partnership (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that no Enterprise Party shall be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Enterprise Party shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, however, that the Enterprise Parties shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (x) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus dated the Effective Date (the "Final Prospectus") and (y) the Partnership had previously furnished sufficient quantities (as requested by the Underwriters) of the Final Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and
(z) such Underwriter failed to deliver the Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage.

                  In connection with the offer and sale of the Directed Units, the Enterprise Parties, jointly and severally, agree, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Enterprise Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) arises out of the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence or willful misconduct of Lehman Brothers.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Enterprise Party, the respective officers of the General Partner who signed the Registration Statement, the directors of the General Partner, and each person, if any, who controls the Enterprise Parties within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 8(d) as the Partnership), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such person may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
(iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in
Section 8(e), and shall reimburse the Enterprise Parties for any legal or other expenses reasonably incurred by the Enterprise Parties in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Enterprise Parties and the Underwriters in this Section 8 are in addition to any other liability that the Enterprise Parties or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Enterprise Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of the Prospectus Supplement and the statements in the table in the first paragraph, the concession and reallowance figures in the sixth paragraph, and the statements in the ninth, tenth, eleventh, twelfth, thirteenth, sixteenth, seventeenth, eighteenth, nineteenth, twentieth, twenty-first and twenty-second paragraphs under the "Underwriting" section of the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  9. Defaulting Underwriters.

                  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any Enterprise Party except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Enterprise Parties for damages, including expenses paid by the Partnership pursuant to Sections 6 and 11, caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  10. Termination. The obligations of the Underwriters hereunder may be terminated by Lehman Brothers Inc. by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(l) or (m) shall have occurred and be continuing or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

                  11. Reimbursement of Underwriters' Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Enterprise Party to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Enterprise Parties (including, without limitation, with respect to the transactions) is not fulfilled, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588) with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019 (Fax: 212-526-0943); and

                  (b) if to the Enterprise Parties, shall be delivered or sent by mail or telecopy transmission to Enterprise Products Partners L.P., 2727 North Loop West, Suite 700, Houston, Texas 77008-1038, Attention: Chief Legal Officer (telecopier no.: 713-880-6570).

                  (c) provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Enterprise Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Underwriters.

                  13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership, the Operating Partnership and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "affiliate" and "subsidiary" have their respective meanings set forth in Rule 405 of the Rules and Regulations.

                  16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Enterprise Parties, and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                           Very truly yours,

                           ENTERPRISE PRODUCTS GP, LLC



                           By: /s/ RICHARD H. BACHMANN
                               -------------------------------------------------
                               Name:  Richard H. Bachmann
                               Title: Executive Vice President


                           ENTERPRISE PRODUCTS PARTNERS L.P.

                               By: Enterprise Products GP, LLC, its general
                                   partner


                               /s/ RICHARD H. BACHMANN
                               -------------------------------------------------
                               Name:  Richard H. Bachmann
                               Title: Executive Vice President


                           ENTERPRISE PRODUCTS OPERATING L.P.

                               By: Enterprise Products GP, LLC, its general
                                   partner


                               /s/ RICHARD H. BACHMANN
                               -------------------------------------------------
                               Name:  Richard H. Bachmann
                               Title: Executive Vice President

Accepted:

Lehman Brothers Inc.
Goldman, Sachs & Co.
UBS Warburg LLC
RBC Dain Rauscher Inc.
Wachovia Securities, Inc.
McDonald Investments Inc.
Raymond James & Associates Inc.
Sanders Morris Harris Inc.



By: LEHMAN BROTHERS INC.



       By: /s/ ROBERT R. PIERCE
          -------------------------------------------
                  Authorized Representative

                                   SCHEDULE 1

                        ENTERPRISE PRODUCTS PARTNERS L.P.


                                                                                        Number of Firm
Underwriters                                                                         Units to be Purchased
------------                                                                         ---------------------
Lehman Brothers Inc.                                                                       2,940,000
Goldman, Sachs & Co.                                                                       1,715,000
UBS Warburg LLC                                                                            1,715,000
RBC Dain Rauscher Inc.                                                                       980,000
Wachovia Securities, Inc.                                                                    980,000
McDonald Investments Inc.                                                                    490,000
Raymond James & Associates Inc.                                                              490,000
Sanders Morris Harris Inc.                                                                   490,000


                  TOTAL:                                                                   9,800,000
                                                                                           =========

                                   SCHEDULE 2

        SUBSIDIARIES OF THE PARTNERSHIP AND/OR THE OPERATING PARTNERSHIP


SUBSIDIARY                                                      OWNERSHIP INTEREST PERCENTAGE (IN %)
----------                                                      ------------------------------------
Enterprise Products Operating L.P.                                                   98.9899
Sorrento Pipeline Company, LLC                                                        100.00
Enterprise Lou-Tex Propylene Pipeline L.P.                                            100.00
Enterprise Lou-Tex NGL Pipeline L.P.                                                  100.00
Sailfish Pipeline Company, LLC                                                        100.00
Neptune Pipeline Company, LLC                                                          25.67
Enterprise Gas Processing, LLC                                                        100.00
Enterprise Products Texas Operating L.P.                                              100.00
E-Cypress, LLC                                                                        100.00
E-Oaktree, LLC                                                                         98.00
Seminole Pipeline Company                                                              78.40
Mapletree, LLC                                                                         98.00
Mid-America Pipeline Company, LLC                                                      98.00
Acadian Gas, LLC                                                                      100.00

                                    EXHIBIT A

                    FORM OF OPINION OF VINSON & ELKINS L.L.P.

                  1. Each of the General Partner, the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited liability company or limited partnership under the laws of the State of Delaware with all necessary limited liability company or limited partnership power and authority to own or lease its properties and conduct its businesses and, in the case of the General Partner, to act as the general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex 1 attached hereto.

                  2. The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership (including the right to receive Incentive Distributions); such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  3. To the knowledge of such counsel: EPC Partners II, Inc. owns 65% of the issued and outstanding membership interests of the General Partner; Dan Duncan LLC owns 5% of the issued and outstanding membership interests of the General Partner; and Shell US Gas & Power, an affiliate of Shell Oil Company, owns 30% of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner; and each of EPC Partners II, Inc. and Dan Duncan LLC owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Enterprise Products Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those in favor of Enterprise Products Company's lenders.

                  4. The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the

State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  5. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

                  6. As of the date hereof, the issued and outstanding limited partner interest of the Partnership consists of 131,894,766 Common Units, 10,000,000 Special Units and 32,114,804 Subordinated Units. All outstanding Common Units, Special Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as described in the Prospectus). Enterprise Products Company beneficially owns 80,308,802 and 32,114,804 Subordinated Units, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Enterprise Products Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those in favor of Enterprise Products Company's lenders.

                  7. The Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as described in the Prospectus).

                  8. Except as described in the Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Enterprise Parties, in each case pursuant to the organizational documents of such entity. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

                  9. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

                  10. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Enterprise Parties, or the consummation of the transactions contemplated hereby
(i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Enterprise Parties, (ii) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the "DGCL"), the laws of the State of Texas or federal law, or (iii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under this Agreement.

                  11. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated by this Agreement, except for such consents required under state securities or "Blue Sky" laws, as to which such counsel need not express an opinion.

                  12. The statements in the Registration Statement under the caption "Description of Common Units," insofar as they constitute a description of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units, the Subordinated Units and the Special Units conform in all material respects to the descriptions thereof contained in the Registration Statement.

                  13. The opinion of Vinson & Elkins L.L.P. that is filed as
Exhibit 5.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                  14. The Registration Statement was declared effective under the Act on [March 27,] 2001; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                  15. The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial and statistical information included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

                  16. None of the Partnership Entities is (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "public utility holding company" or "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and
(ii) the other financial and
statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of New York and Texas, (D) with respect to the opinion expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the General Partner, the Partnership and the Operating Partnership, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex 1 (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you) and (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

                                    EXHIBIT B

                     FORM OF OPINION OF RICHARD H. BACHMANN

                  1. Each of the Partnership Entities (other than the Enterprise Parties) has been duly formed and is validly existing and in good standing under the laws of its respective jurisdiction of formation with all necessary corporate, limited liability company or limited partnership power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership Entities (other than the Enterprise Parties) is duly registered or qualified as a foreign corporation, foreign limited partnership or foreign limited liability company for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

                  2. All of the outstanding shares of capital stock, partnership interest or membership interest, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, except that, for each Subsidiary of which the Operating Partnership and/or the Partnership own 50% or less of the outstanding capital stock, partnership interest or membership interest, as the case may be, this opinion is limited to the ownership interest set forth on Schedule 2 of the Underwriting Agreement. The Operating Partnership and/or the Partnership, as the case may be, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule 2 hereto free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer), security interest, restriction upon voting or any other claim of any third party.

                  3. Except as described in the Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock (a) in the Subsidiaries pursuant to the organizational documents of any such entity or (b) in the Partnership Entities pursuant to any agreement or other instrument known to such counsel to which any Partnership Entity is a party or by which any of them may be bound (other than the organizational documents of such entity). To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. To such counsel's knowledge, except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensations plants, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

                  4. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Enterprise Parties, or the consummation of the transactions contemplated hereby
(i) conflicts or will conflict with or
constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities (other than the Enterprise Parties), (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, or (iii) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency having jurisdiction over the Partnership Entities or any of their assets or properties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under this Agreement.

                  5. To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and
(b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors' reports thereon, and
(ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (A) rely on certificates of officers and employees of the Partnership Entities and upon information obtained from public officials,

(B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (D) state that he expresses no opinion with respect to any permits to own or operate any real or personal property, (E) state that he expresses no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property or with respect to the accuracy or descriptions of real or personal property and (F) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

                                    EXHIBIT C

                        FORM OF LOCK-UP LETTER AGREEMENT



Lehman Brothers Inc.                                             October 2, 2002
Goldman, Sachs & Co.
UBS Warburg LLC
RBC Dain Rauscher Inc.
Wachovia Securities, Inc.
McDonald Investments Inc.
Raymond James & Associates Inc.
Sanders Morris Harris Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs:

The undersigned understands that you, as underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Enterprise Parties providing for the purchase by you and such other Underwriters of common units, each representing a limited partner interest (the "Common Units") in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the "Offering"). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units purchased pursuant to the Directed Unit Program and Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units (including Directed Units, if any), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 90 days from the date of the Prospectus.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from [his/her] obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (FOR INDIVIDUALS) [successors and assigns] (FOR NONNATURAL PERSONS) of the undersigned.

Yours very truly,

                                    EXHIBIT D

                 FORM OF LETTER AGREEMENT FOR AFFILIATE PURCHASE


Lehman Brothers Inc.
Goldman, Sachs & Co.
UBS Warburg LLC
RBC Dain Rauscher Inc.
Wachovia Securities, Inc.
McDonald Investments Inc.
Raymond James & Associates Inc.
Sanders Morris Harris Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

                                                                 October 2, 2002


Dear Sirs:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among Enterprise Products GP, LLC, Enterprise Products Partners L.P. (the "Partnership") and Enterprise Products Operating L.P., relating to an underwritten public offering (the "Offering") of _______ common units representing limited partner interests (the "Common Units"), of the Partnership. Capitalized terms used herein have the meanings given them in the Underwriting Agreement.

         Simultaneously with the closing of the public Offering, the Underwriters agree, severally, to sell to ___________________, and _______________ agrees to purchase from the Underwriters, at a price of $____ per Unit (which is the purchase price per Common Unit paid by the Underwriters to the Partnership in the public Offering), ________ Common Units (the "Affiliate Units").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Affiliate Units (including, without limitation, Affiliate Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Affiliate Units owned by the undersigned on the date of execution of this letter agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Affiliate Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Affiliate Units or other securities, in cash or otherwise, for a period of 90 days from the date of the Prospectus.

         In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

         It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Affiliate Units, the undersigned will be released from [his/its] obligations under this letter agreement.

         The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this letter agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

         _______________ represents and warrants that it is purchasing the Affiliate Units for investment purposes only and has no present intention to resell the Affiliate Units. The undersigned further represents that [he/it] is not an "affiliate" (as defined in Conduct Rule 2720 of the NASD Manual) of an NASD member (as defined in Article 1 of the Bylaws of the NASD) or an "associated person" (as defined in Article 1 of the Bylaws of the NASD) of an NASD member.


                                    Yours very truly,


                                    -----------------------


                                    By:
                                    Name:
                                    Title:




                                      D-2